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                            AMENDMENT NO. 1 TO THE
                       1995 INCENTIVE COMPENSATION PLAN

     Pursuant to Section 9.12 of the El Paso Natural Gas Company 1995 Incentive Compensation Plan (the "Plan"), the Plan is hereby amended as follows, effective July 21, 1995:

     Section 7.4 is amended to read as follows:

     "7.4 PAYMENT UPON CHANGE IN CONTROL

          Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the award attributable to the Performance Period in which the Change in Control occurs shall become fully vested and distributable, in cash, within 30 days after the date of the Change in Control, as follows:

                                   Participants employed by the Company holding
                                   any of the following positions and
                                   Participants employed by Company subsidiaries
                                   with positions equivalent thereto, but not
     Percentage of Annual Salary   necessarily with the same titles:

     100% of Annual Salary         Chairman of the Board, President, Chief
                                   Executive Officer, Vice Chairman of the
                                   Board, Chief Operating Officer, or
                                   Executive Vice President

     80% of Annual Salary          Senior Vice President

     60% of Annual Salary          Vice President

     The term "Annual Salary" as used in this Plan shall mean a Participant's annual base salary in effect on the date of a Change in Control.

          In the event a Change in Control occurs after the end of a Performance Period, but before the Award Date, each Participant shall be entitled to receive in cash, within 30 days after the date of the Change in Control, those amounts set forth above in this Section 7.4 for such Performance Period. Such amounts are in addition to the amount to which Participants shall be entitled for the Performance Period in which a Change in Control is deemed to occur.

               For purposes of this Plan a "Change in Control" shall be deemed to occur:

               (a) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;


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               (b)  upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

               (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale, or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company; or

               (d) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition."

     IN WITNESS WHEREOF, El Paso Natural Gas Company has caused this amendment to be duly executed on this 21st day of July, 1995.


                                                EL PASO NATURAL GAS COMPANY


Attest:                                         By: /s/  JOEL RICHARDS III

/s/  STACY J. JAMES                             Title:   Senior Vice President
                                                         Human Resources and
                                                         Administration